Exhibit 99.1

 Specialty Chemical Company China XD Plastics Announces Results of 2016 Annual General Meeting

HARBIN, China, December 5, 2016 /PRNewswire/ -- China XD Plastics Company Limited (NASDAQ: CXDC) ("China XD Plastics" or the "Company"), one of China's leading specialty chemical companies engaged in the development, manufacture and sale of polymer composite materials primarily for automotive applications, today announced the results of the Company's 2016 Annual General Meeting, which was held on December 3, 2016, at 9:00 am Beijing time (December 2, 2016 at 8:00 pm U.S. Eastern Time) in Beijing, China. The Company's shareholders approved the following proposals as recommended by the Company's Board of Directors:

1.
Elected a total of eight (8) directors to the Board, including two (2) directors elected solely by the holders of the Company's Series D Preferred Stock, to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;

2.	Approved the 2015 compensation of the named executive officers (the "say-on-pay vote");

3.	Approved holding an advisory vote to approve the compensation for the named executive officers every year (the "say-on-frequency vote"); and

4.	Ratified the appointment of KPMG Huazhen LLP as the Company's independent auditors for the fiscal year ending 2016.

About China XD Plastics Company Limited

China XD Plastics Company Limited, through its wholly-owned subsidiaries, develops, manufactures and sells polymer composites materials, primarily for automotive applications. The Company's products are used in the exterior and interior trim and in the functional components of 28 automobile brands manufactured in China, including without limitation, Audi, Mercedes Benz, BMW, Buick, Chevrolet, VW Passat, Golf and Jetta, Mazda, and Toyota. The Company's wholly-owned research center is dedicated to the research and development of polymer composites materials and benefits from its cooperation with well-known scientists from prestigious universities in China. As of September 30, 2016, 390 of the Company's products have been certified for use by one or more of the automobile manufacturers in China. For more information, please visit the Company's English website at http://www.chinaxd.net, and the Chinese website at http://www.xdholding.com.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company's growth potential in international markets; the effectiveness and profitability of the Company's product diversification strategy; the impact of the Company's product mix shift to more advanced products and related pricing policies; the volatility of the Company's operating results and financial condition; the Company's ability to raise additional capital to finance the Company's activities; the Company's and its subsidiaries' ability to fully perform all of their obligations under the guaranteed senior notes transaction and other contractual obligations applicable to them; the effectiveness, profitability, and the marketability of its the ongoing mix shift to more advanced products; the prospect of the Company's Dubai facility, and the associated expansion into Middle East, Europe and other parts of Asia; the prospect of the Company's Southwest China facility, and its penetration into Southwest China; the impact of volatile crude oil prices on the Company's efforts to diversify its product offers; market for plastic resins; legal and regulatory risks; the Company's projections of its revenues for performance in fiscal in 2016; the Company's ability to execute its growth strategy and the effectiveness of its marketing strategy; the future trading of the common stock of the Company; the Company's ability to operate as a public company; the period of time for which its current liquidity will enable the Company to fund its operations; general economic and business conditions; the volatility of the Company's operating results and financial condition; the Company's ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the Company's filings with the Securities and Exchange Commission and available on its website at http://www.sec.gov. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, it cannot assure you that its expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

Contacts:

China XD Plastics

Mr. Taylor Zhang, CFO (New York)
Phone: +1 (212) 747-1118
Email: cxdc@chinaxd.net

Investor Relations: Citigate Dewe Rogerson

Ms. Vivian Chen, Managing Director
US: +1 (347) 481-3711
Email: Vivian.chen@citigatedr.com

###